28 (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 79 to File No. 002-23727; Amendment No. 40 to File No. 811-01311) of The GAMCO Mathers Fund of our report dated February 28, 2013, included in the 2012 annual report to shareholders.

/s/ Ernst & Young, LLP

New York, New York

April 26, 2013